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                                                                    EXHIBIT 99.1


    EGL, INC. ANNOUNCES COMPLETION OF CIRCLE INTERNATIONAL GROUP, INC. MERGER

         MERGER CREATES WORLD'S PREMIERE HEAVY-WEIGHT FREIGHT FORWARDER

HOUSTON, Texas, October 2, 2000. EGL, Inc. (NASDAQ:EAGL), the nation's largest domestic heavy-weight air freight forwarder, today announced that it completed its previously-announced combination with Circle International Group, Inc. The stock-for-stock transaction broadens the global service capabilities offered to EGL and Circle customers through a combined worldwide network of almost 400 facilities and more than 8,000 employees. Circle is now a wholly-owned subsidiary of EGL.

Based upon EGL's closing stock price on Friday, September 29, the combined companies' market capitalization is approximately $1.5 billion.

In the merger, each of Circle's approximately 17.93 million shares was converted into the right to receive one share of EGL common stock. The transaction was accounted for as a pooling of interests, and was effected on a tax-free basis to shareholders. Former Circle shareholders now own approximately 38 percent of the outstanding EGL shares, with the remaining 62 percent continuing to be owned by EGL's pre-merger shareholders.

James R. Crane will lead the management team as chairman and CEO of the combined companies, which will operate under the name EGL Eagle Global Logistics. Peter Gibert, formerly interim chairman and CEO of Circle International Group, Inc., has joined EGL's board of directors.

"Our goal of creating a one-stop worldwide logistics solutions company has been achieved through the merger with Circle International," said Crane. "The two organizations are an excellent fit, with minimal overlap, complementary services and excellent operating leverage opportunities. EGL's strong sales and marketing organization and Circle's international operations expertise combine to forge a company with an unparalleled ability to provide customized freight transport and complete logistics solutions for our customers."

"This combination has positioned EGL as a strong global competitor, with a comprehensive transportation and service network both in North America and internationally," said Crane. "This merger represents a tremendous value proposition for our customers - with one call they access EGL's unique North America expedited air and ground freight network and Circle's extensive international air and ocean freight network and customs brokerage capabilities. We offer our customers a proven system, innovative solutions and a track record of excellent service."

Crane continued: "We welcome our new employees and our new customers to the EGL family, and look forward to exploring the opportunities that lay ahead. Integrating the two companies is going smoothly, and our industry-experienced integration team is focused

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on completing the process quickly and successfully. Throughout the integration process and beyond we are committed, as always, to providing our customers with the highest levels of service and technology in our industry."

Houston-based EGL, Inc. operates under the name EGL Eagle Global Logistics. EGL is a leading global transportation, supply chain management and information services company dedicated to providing superior flexibility and fewer shipping restrictions on a price competitive basis. Its network of almost 400 terminals in 100 countries features state-of-the-art information systems designed to maximize cargo management efficiency and customer satisfaction. With calendar pro forma 1999 revenues exceeding $1.4 billion, EGL's services include air and ocean freight forwarding, customs brokerage, local pickup and delivery service, materials management, warehousing, trade facilitation and procurement, and integrated logistics and supply chain management services. The Company's shares are traded on the NASDAQ National Market under the symbol "EAGL."

FORWARD LOOKING STATEMENT

The statements in this press release regarding effects or results of the merger, future opportunities, future growth, results and expansion plans, future business, operations or results and any other statements, which are not historical facts, are forward looking statements. Such statements involve risks and uncertainties, including, but not limited to, competition, costs and difficulties relating to the Circle merger and the integration of Circle, general economic conditions, ability to manage and continue growth, risks of international operations and other factors detailed in the Company's filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

For more information about Eagle: Visit Eagle on the Internet at http://www.eaglegl.com Contact Eagle Investor Relations via the Internet at mslaughter@eaglegl.com Or by telephone at 281/618-3428, Michael Slaughter, V-P Finance, North America.